UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2008
CYPRESS BIOSCIENCE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-12943	22-2389839
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)
4350 Executive Drive, Suite 325
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 452-2323
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 25, 2008, the Compensation Committee (the “Committee”) of Board of Directors (the “Board”) of Cypress Bioscience, Inc. (the “Company”) approved a Bonus Plan for the officers of the Company for the year 2008 (the “2008 Bonus Plan”), a copy of which is attached as Exhibit 10.1. The 2008 Bonus Plan was adopted to provide an outcome-based annual cash incentive to the officers of the Company. Payments under the 2008 Bonus Plan, if any, are contingent upon the Company’s achievement of certain corporate objectives described below, and the relevant officers’ continued employment with the Company on the date of payment.
The 2008 Bonus Plan includes a “primary” 2008 corporate objective, which is obtaining U.S. Food and Drug Administration approval for a New Drug Application for milnacipran for Fibromyalgia Syndrome (the “Milnacipran Objective”). Bonuses payable for achievement of the Milnacipran Objective would equal 70% of the Target Bonus amounts defined below.
The 2008 Bonus Plan also includes an “annual” 2008 corporate objective, which is completion of a major corporate event as determined by the Committee, such as an in-license or product acquisition (the “Major Event Objective”). Bonuses payable for achievement of the Major Event Objective would equal 30% of the Target Bonus.
The “Target Bonus” for each of the Company’s officers covered under the 2008 Bonus Plan are as follows, with any such bonus to be calculated based on annual base salaries as of the earlier of the achievement of the relevant objective or December 31, 2008:

Officer	Target Bonus
Jay D. Kranzler	66 2/3% x annual base salary
Chief Executive Officer

Sabrina Martucci Johnson	35% x annual base salary
Executive Vice President, Chief Operating Officer and Chief Financial Officer

R. Michael Gendreau	25% x annual base salary
Vice President, and Chief Medical Officer

Denise Wheeler General Counsel	25% x annual base salary (prorated to reflect part-time status)

Srinivas Rao	25% x annual base salary
Chief Scientific Officer
The Board also reviewed whether the Company had achieved the Shareholder Value Objective, as described in the Company’s 2007 Bonus Plan (the “2007 Bonus Plan”), a copy of which was filed as Exhibit 10.1 to Form 8-K filed on October 31, 2006, which is incorporated herein by reference. The Board determined that, while the Shareholder Value Objective had not technically been achieved, the Company’s performance during 2007 with respect to that objective merited payment of the bonuses related to that objective to the Company’s officers, and approved payment to the Company’s officers covered under the 2007 Bonus Plan of a bonus equal to 30% of their Target Bonus as identified in the 2007 Bonus Plan.

On January 25, 2008, the Board approved the promotion of Sabrina Martucci Johnson from the position of Executive Vice President, Chief Business Officer and Chief Financial Officer to Executive Vice President, Chief Operating Officer and Chief Financial Officer.
Ms. Johnson, age 41, was appointed as the Company’s interim Chief Financial Officer in February 2002 and in April 2002, she was appointed as the Company’s Vice President and Chief Financial Officer. In April 2005, she was promoted to Senior Vice President. In February 2006, she was promoted to Executive Vice President and Chief Business Officer. Mrs. Johnson served as the Company’s Vice President of Marketing from March 2001 to April 2002. Mrs. Johnson joined the Company in August of 1998 and held various positions from 1998 through 2000, including Product Director, Executive Director of Marketing and Sales, and Vice President of Marketing and Sales. From 1993 to 1998, Mrs. Johnson held marketing and sales positions with Advanced Tissue Sciences and Clonetics. Mrs. Johnson began her career in the biotechnology industry in 1990 as a research scientist with Baxter Healthcare, Hyland Division. Mrs. Johnson has an MBA from the American Graduate School of International Management (Thunderbird), a MSc. in Biochemical Engineering from the University of London and a BSc. in biomedical engineering from Tulane University.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

10.1	2008 Bonus Plan For Officers

10.2	2007 Bonus Plan For Officers, incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 31, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cypress Bioscience, Inc.
Dated: January 28, 2008	By:	/s/ Jay D. Kranzler
Jay D. Kranzler
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	2008 Bonus Plan For Officers

10.2	2007 Bonus Plan For Officers, incorporated by reference to Exhibit 10.1 to Form 8-K filed on October 31, 2006